Exhibit 99.2

RBF CONSULTING

FINANCIAL STATEMENTS

For The Year Ended December 31, 2010

with

INDEPENDENT AUDITORS’ REPORT THEREON

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of

RBF Consulting:

We have audited the accompanying balance sheet of RBF Consulting (the “Company”) as of December 31, 2010 and the related statements of operations, stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RBF Consulting as of December 31, 2010, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ KMJ | Corbin & Company LLP

Costa Mesa, California

April 12, 2011

RBF CONSULTING

BALANCE SHEET

December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents (Note 1)	$1,846,000
Accounts receivable, net of allowance for doubtful accounts and contract adjustments of $1,490,000	42,013,000
Costs and estimated earnings in excess of billings on uncompleted contracts (Note 1)	2,448,000
Income taxes receivable	895,000
Prepaid expenses and other current assets	15,648,000

Total current assets	62,850,000

Equipment and improvements (Note 1):
Computer hardware and software	11,208,000
Furniture and fixtures	6,454,000
Field equipment	3,730,000
Vehicles	1,907,000
Leasehold improvements	5,157,000

28,456,000
Less accumulated depreciation and amortization	(23,872,000)

Equipment and improvements, net	4,584,000

Other assets, net (Note 1)	1,669,000

$69,103,000

Continued...

RBF CONSULTING

BALANCE SHEET – CONTINUED

December 31, 2010
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit borrowings (Note 2)	$22,000,000
Accounts payable	2,239,000
Accrued liabilities:
Compensation and fringe benefits	2,108,000
Profit sharing 401(k) plan contributions (Note 3)	452,000
Income taxes (Note 7)	184,000
Other	1,731,000
Billings in excess of costs and estimated earnings on uncompleted contracts (Note 1)	1,530,000
Deferred income taxes (Note 7)	21,423,000

Total current liabilities	51,667,000
Deferred compensation (Note 4)	114,000
Deferred income taxes (Note 7)	127,000

Total liabilities	51,908,000

Commitments and contingencies (Notes 4 and 6)
Stockholders’ equity (Notes 1, 4 and 5):
Common stock, no par value; 5,000,000 shares authorized; 1,023,040 shares issued and outstanding	11,564,000
Retained earnings	5,631,000

Total stockholders’ equity	17,195,000

$69,103,000

See accompanying notes to financial statements

RBF CONSULTING

STATEMENT OF OPERATIONS

For The Year Ended December 31, 2010
Revenues (Note 1):
Fees for professional services (including contract adjustments)	$102,587,000
Less outside services and direct charges	(19,470,000)

Net revenues	83,117,000

Expenses:
Compensation and fringe benefits (Notes 1, 4 and 5)	62,086,000
Profit sharing 401(k) plan contributions (Note 3)	454,000
Occupancy, excluding depreciation and amortization (Note 6)	7,347,000
Depreciation and amortization (Note 1)	2,877,000
Supplies	1,487,000
Automotive, including taxes and licenses	955,000
Insurance	1,677,000
Telephone	1,331,000
Professional services	2,105,000
Dues and subscriptions	351,000
Recruitment and advertising	345,000
Travel and entertainment	1,772,000
Provision for doubtful accounts	418,000
Other	208,000

Total expenses	83,413,000

Loss from operations	(296,000)

Other income (expense):
Interest income	20,000
Interest expense (Note 2)	(187,000)
Other	62,000

Total other expense, net	(105,000)

Loss before benefit from income taxes	(401,000)
Benefit from income taxes (Note 7)	(49,000)

Net loss	$(352,000)

Net loss per common share (Note 1):
Basic	$(0.35)

Diluted	$(0.35)

See accompanying notes to financial statements

RBF CONSULTING

STATEMENT OF STOCKHOLDERS’ EQUITY

For The Year Ended December 31, 2010

	Common Stock		Retained
	Shares	Amount	Earnings	Total
Balance, January 1, 2010	1,029,204	$10,160,000	$7,629,000	$17,789,000
Common stock repurchases	(58,074)	(615,000)	(1,646,000)	(2,261,000)
Common stock issuances	51,910	2,019,000		2,019,000
Net loss			(352,000)	(352,000)

Balance, December 31, 2010	1,023,040	$11,564,000	$5,631,000	$17,195,000

See accompanying notes to financial statements

RBF CONSULTING

STATEMENT OF CASH FLOWS

For The Year Ended December 31, 2010
Cash flows from operating activities:
Net loss	$(352,000)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,877,000
Stock award compensation	1,478,000
Loss on disposition of equipment and improvements	30,000
Provision for doubtful accounts	418,000
Deferred income taxes	(463,000)
Reserve for contract losses	(51,000)
Changes in operating assets and liabilities:
Accounts receivable	2,184,000
Costs and estimated earnings in excess of billings on uncompleted contracts	142,000
Prepaid expenses and other current assets	(233,000)
Other assets	(96,000)
Accounts payable	(102,000)
Accrued liabilities	(2,823,000)
Billings in excess of costs and estimated earnings on uncompleted contracts	(1,370,000)
Deferred compensation	1,000

Net cash provided by operating activities	1,640,000

Cash flows from investing activities:
Additions to equipment and improvements	(706,000)
Proceeds from the disposition of equipment and improvements	3,000

Net cash used in investing activities	(703,000)

Cash flows from financing activities:
Proceeds from issuances of common stock	541,000
Repurchases of common stock	(2,261,000)

Net cash used in financing activities	(1,720,000)

Continued...

RBF CONSULTING

STATEMENT OF CASH FLOWS – CONTINUED

For The Year Ended December 31, 2010
Net decrease in cash and cash equivalents	(783,000)
Cash and cash equivalents, beginning of year	2,629,000

Cash and cash equivalents, end of year	$1,846,000

Supplemental cash flow information:
Cash paid during the year for:
Interest	$138,000

Income taxes	$1,219,000

See accompanying notes to financial statements

RBF CONSULTING

NOTES TO FINANCIAL STATEMENTS

For The Year Ended December 31, 2010

NOTE 1 — GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

RBF Consulting (the “Company”) is engaged principally in providing planning, design and construction consulting services on credit terms to clients primarily in California, Arizona and Nevada.

Basis of Presentation

The accompanying financial statements were prepared in accordance with accounting principles generally accepted (“GAAP”) in the United States of America (“U.S.”).

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and short-term investments with original maturities of three months or less. As of December 31, 2010, the Company’s cash equivalents were invested in short-term mutual fund securities whose cost approximated their fair value.

Equipment and Improvements

Equipment and improvements are stated at cost. The cost of equipment is depreciated over its estimated useful life, primarily using the straight-line method. Useful lives range from three to ten years. The cost of leasehold improvements is amortized over the shorter of their estimated useful life, or the term of the lease, primarily using the straight-line method. Depreciation expense for the year ended December 31, 2010 was $2,867,000.

Goodwill

In accordance with U.S. accounting standards, intangible assets that are acquired individually or with a group of other assets that have indefinite useful lives are not amortized, but rather tested at least annually for impairment. Intangible assets that have finite useful lives are amortized over their useful lives.

RBF CONSULTING

NOTES TO FINANCIAL STATEMENTS

For The Year Ended December 31, 2010

NOTE 1 — GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Goodwill is subject to impairment reviews by applying a fair-value-based test at the reporting unit level. An impairment loss will be recorded for any goodwill that is determined to be impaired. The Company performs impairment testing on all existing goodwill at least annually. Based on its analysis, the Company’s management believes that no impairment of the carrying value of its goodwill existed at December 31, 2010. There can be no assurance however, that market conditions will not change or demand for the Company’s services will continue, which could result in impairment of goodwill in the future.

Long-Lived Assets

The Company’s management assesses the recoverability of its long-lived assets upon the occurrence of a triggering event by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management. At December 31, 2010, the Company’s management believes there is no impairment of its long-lived assets. However, there can be no assurance that market conditions will not change or demand for the Company’s services will continue, which could result in impairment of long-lived assets in the future.

Fees for Professional Services

The Company performs its services primarily under fixed-price and time-and-material contracts, most of which have not-to-exceed provisions. Contract revenues are recorded on the percentage-of-completion method (cost-to-cost basis) of accounting. Unprocessed change orders and claims for additional contract revenues are recognized when realization of the claim is assured and the amount can reasonably be determined. Contract costs include all direct labor and materials unique to the project, overhead and sub-consultant costs. Revisions in estimates during the course of completing a contract are reflected in the accounting period in which the facts requiring the revisions become known. At the time a loss on a contract becomes evident, a provision for the entire estimated loss at completion is made.

Costs and estimated earnings in excess of billings represent revenues recognized in excess of amounts billed on the respective uncompleted contracts. Billings in excess of costs and estimated earnings represent amounts billed in excess of revenues recognized on the respective uncompleted contracts.

RBF CONSULTING

NOTES TO FINANCIAL STATEMENTS

For The Year Ended December 31, 2010

NOTE 1 — GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

In the course of providing its services, the Company sometimes subcontracts with various other professionals. These costs are included in the Company’s billings to its clients and are included in the Company’s gross revenues. Because subcontractor services can change significantly from project to project, changes in gross revenues may not be indicative of business trends. Accordingly, the Company also reports net revenues, which are gross revenues less outside services and direct charges.

Computation of Basic and Diluted Loss Per Share

Basic loss per share is computed by dividing the net loss available to common stockholders by the weighted-average number of shares outstanding during the year. The basic weighted-average number of shares outstanding was 997,622 for the year ended December 31, 2010. Diluted loss per share is computed by dividing net loss available to common stockholders by the weighted-average shares outstanding assuming all dilutive potential common shares were issued. For 2010, basic and dilutive loss per share amounts are the same as the effect of stock options on the loss per share is anti-dilutive and thus not included in the diluted loss per share calculation.

Stock-Based Compensation

U.S. accounting standards require the Company to measure the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant-date fair value of the award and to recognize it as compensation expense over the period the employee is required to provide services in exchange for the award, usually the vesting period. As stock-based compensation expense is recognized based on awards ultimately expected to vest, U.S. accounting standards require forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. During 2010, the Company granted 10,000 stock options (see Note 5) and awarded shares of common stock, valued at $1,478,000, as part of its discretionary compensation program which is included in compensation and fringe benefits in the statement of operations.

RBF CONSULTING

NOTES TO FINANCIAL STATEMENTS

For The Year Ended December 31, 2010

NOTE 1 — GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The fair value of stock-based awards to employees and directors is calculated using the Black-Scholes option pricing model. The Black-Scholes model requires subjective assumptions regarding future stock price volatility and expected time to exercise, which greatly affect the calculated values. The expected term of options granted is derived from historical data on employee exercises and post-vesting employment termination behavior. The risk-free rate selected to value any particular grant is based on the U.S. Treasury rate that corresponds to the pricing term of the grant effective as of the date of the grant. The expected volatility is based on the historical volatility of the Company.

These factors could change in the future, affecting the determination of stock-based compensation expense in future periods.

Upon the exercise of options, the Company issues new shares from its authorized shares. At December 31, 2010, the Company has two stock option plans. (See Note 5 for further discussion of the Company’s stock option plans.)

Dividends

No dividends were declared during 2010.

Income Taxes

Deferred income tax assets and liabilities are computed for differences between the financial statements and income tax bases of assets and liabilities. Such deferred income tax asset and liability computations are based on enacted tax laws and rates applicable to periods in which the differences are expected to reverse. A valuation allowance is established, when necessary, to reduce deferred income tax assets to the amount expected to be realized. The Company adopted the accounting guidance for accounting for the uncertainty in income taxes on January 1, 2009, which clarifies the accounting for uncertainty in income taxes recognized in the financial statements, and did not record any cumulative effect adjustment to retained earnings as a result of this adoption. Interest and penalties, if any, related to unrecognized tax benefits are recorded in income tax expense.

RBF CONSULTING

NOTES TO FINANCIAL STATEMENTS

For The Year Ended December 31, 2010

NOTE 1 — GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by the Company relate primarily to the recognition of revenues and costs to complete under professional services contracts, evaluation of the collectibility of accounts receivable, the recoverability of goodwill, long-lived assets and deferred tax assets, and certain contingency accruals. Actual results could differ from those estimates.

NOTE 2 — LINE OF CREDIT

The Company has a credit agreement with a bank, which provides for borrowings up to $22,000,000 under a revolving line of credit secured by substantially all of the Company’s assets and requires personal guarantees by certain stockholders and members of management. Borrowings under the line bear interest at a fluctuating rate equal to the highest of: (1) the prime rate, (2) the daily one month LIBOR rate plus 1.5%, (3) the federal funds rate plus 1.5%, or LIBOR plus 3%, for 2010. Borrowings under the line for 2010 bore interest at the bank’s prime rate (3.25% per annum at December 31, 2010). Interest is payable monthly with principal due on May 31, 2011. Under the line of credit agreement, the Company is required, among other things, to maintain certain minimum net worth and income requirements, and has restrictions related to capital equipment commitments, making loans, advances and investments, dividend and distributions in excess of specified levels, and must not have any outstanding borrowings under the agreement for a period of at least 30 consecutive days during each fiscal year. The Company was in compliance with, or received a waiver for, all covenants of the credit agreement as of December 31, 2010. During the year ended December 31, 2010, the Company recorded interest expense, including bank charges, under the line of credit totaling $187,000.

RBF CONSULTING

NOTES TO FINANCIAL STATEMENTS

For The Year Ended December 31, 2010

NOTE 3 — PROFIT SHARING 401(k) PLAN

The Company has a profit sharing plan for all eligible employees that is qualified under Sections 401(a) and 401(k) of the Internal Revenue Code (the “Profit Sharing 401(k) Plan”). For the year ended December 31, 2010, the Profit Sharing 401(k) Plan provided for minimum annual contributions by the Company equal to 100% of the first $1,000 contributed to the Profit Sharing 401(k) Plan by each participant. The Company also may contribute additional amounts at the discretion of the Board of Directors, but not to exceed the maximum amount deductible for federal income tax purposes. The Company charged approximately $454,000 to expense for the year ended December 31, 2010, related to the Profit Sharing 401(k) Plan.

NOTE 4 – AGREEMENTS WITH STOCKHOLDERS — OFFICERS

The Company has a deferred compensation agreement with a former employee, whereby the Company will provide a specified amount per year until he and his spouse are both deceased. Amounts accrued under this agreement are included in deferred compensation in the accompanying financial statements.

In May 2006, the Company entered into a new agreement with all of its stockholders-officers, whereby, upon death, termination of employment or attaining the age of 63 (age 60 for the then current Executive Committee members), the Company will purchase such stockholder’s interest in the Company for a per share amount as defined in the agreement. The new agreement included a change in the stock valuation formula to reflect agreed upon changes in the Company’s stock value for internal sales of minority interests. The Company has commitments to repurchase common stock from certain qualifying stockholders in fiscal 2011 approximating $3,276,000. The redemption value of common stock issued and outstanding at December 31, 2010 totals $38,692,000.

Related-Party Transactions

During 2010, the Company purchased computer equipment from an affiliated entity for $137,000.

See Note 6 for additional related-party transactions.

RBF CONSULTING

NOTES TO FINANCIAL STATEMENTS

For The Year Ended December 31, 2010

NOTE 5 — COMMON STOCK AND INCENTIVE STOCK OPTION PLAN

Under the Company’s 1993 Incentive Stock Option Plan (the “1993 Plan”), stock options for the purchase of up to 420,000 shares of the Company’s common stock may be granted to officers and key employees at prices not less than 100% of the fair market value of the stock at the date of grant as determined by the Board. Options granted under the 1993 Plan are incentive stock options and are generally exercisable at dates established by the Board, with vesting periods ranging from zero to six years. During 2010, no options were granted under the 1993 Plan. As of December 31, 2010, there are no options outstanding under the 1993 Plan.

During 2000, the Company adopted an additional Incentive Stock Option Plan (the “2000 Plan”), which provides that up to 200,000 shares of the Company’s common stock may be purchased by officers and key employees at prices not less than 100% of the fair market value of the stock at the date of grant, as determined by the Board. Options granted under the 2000 Plan are incentive stock options and are generally exercisable at dates established by the Board, with vesting periods ranging from four to five years. During 2010, 10,000 options were granted under the 2000 Plan with an exercise price of $38.89 and a nominal weighted average fair value per share as computed under the Black-Scholes option pricing model. These options vest over five years.

As of December 31, 2010, there were 10,000 options outstanding under the 2000 Plan.

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Leases

During 2009, the Company leased one of its office facilities from an affiliated entity under a noncancelable operating lease agreement. Effective January 1, 2010, ownership of this property transferred from an affiliated entity to an unrelated third party and the escrow closed on October 14, 2010. Pursuant to the transfer of ownership, the lease agreement was assumed by the new owner and all terms and conditions remained unchanged. Obligations under this lease agreement amounted to approximately $1,380,000 for the year ended December 31, 2010.

The Company also leases various facilities from nonaffiliated entities under noncancelable operating leases that expire at various dates through March 2017. Rent expense is recorded using the straight-line method over the lives of the leases.

RBF CONSULTING

NOTES TO FINANCIAL STATEMENTS

For The Year Ended December 31, 2010

NOTE 6 — COMMITMENTS AND CONTINGENCIES, continued

Future minimum annual rental payments under all noncancelable operating leases are as follows:

Years Ending
December 31,	Total
2011	$5,416,000
2012	4,824,000
2013	4,416,000
2014	3,887,000
2015	3,247,000
Thereafter	3,152,000

$24,942,000

Facility rent expense under all leases amounted to approximately $5,767,000 for the year ended December 31, 2010.

Litigation

There are certain legal actions pending against the Company arising in the normal course of business. In the opinion of management, the resolution of such matters will not have a material adverse effect on the financial position or results of operations of the Company.

Indemnities and Guarantees

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party. The Company indemnifies its directors, officers, employees and agents to the maximum extent permitted under the laws of the State of California. In connection with its facility leases, the Company has indemnified its lessors for certain claims arising from the use of the facilities. In addition, in connection with the bank line of credit agreement, the Company has indemnified the bank for certain claims relating to or arising directly or indirectly out of the credit agreement. The duration of the indemnities and guarantees varies, and in many cases is indefinite. These indemnities and guarantees do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been required to make any payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying financial statements.

RBF CONSULTING

NOTES TO FINANCIAL STATEMENTS

For The Year Ended December 31, 2010

NOTE 7 — INCOME TAXES

For the year ended December 31, 2010, the provision for (benefit from) income taxes consists of the following:

Current provision (benefit)	$415,000
Deferred provision (benefit)	(464,000)

Benefit from income taxes	$(49,000)

The Company’s deferred tax assets and liabilities result principally from the Company’s reporting on a cash basis for income tax purposes and the accrual basis for financial statement purposes and the use of the different methods of reporting depreciation expense for income tax and financial statement purposes. As of December 31, 2010, the Company had net deferred tax liabilities of $21,550,000, which consisted of $26,073,000 of deferred tax liabilities and $4,523,000 of deferred tax assets at December 31, 2010. As of December 31, 2010, the Company has a federal alternative minimum tax credit carryforward of $24,000. The Company’s effective tax rate differs from the federal statutory rate due primarily to state income taxes, meals and entertainment, officers’ life insurance, and other nondeductible items.

The Company adopted the provisions of the accounting guidance related to uncertain tax positions on January 1, 2009, and did not record any cumulative effect adjustment to retained earnings at adoption. As of December 31, 2010, the Company’s liability for uncertain tax positions was $184,000 and has been recorded in the accompanying balance sheet. The unrecognized tax benefits would affect the Company’s effective tax rate if recognized.

Interest and penalties, if any, related to unrecognized tax benefits are recorded in income tax expense. The Company had approximately $49,000 accrued for interest related to unrecognized tax detriments at December 31, 2010. The Company is subject to U.S. Federal income tax examinations for the 2007 through 2010 tax years, and is subject to state and local income tax examinations for the 2006 through 2010 tax years.

RBF CONSULTING

NOTES TO FINANCIAL STATEMENTS

For The Year Ended December 31, 2010

NOTE 7 – INCOME TAXES, continued

A reconciliation for the year ended December 31, 2010 of the beginning and ending amount of unrecognized tax detriment, excluding interest and penalties, is as follows:

Unrecognized tax detriment balance at January 1, 2010	$184,000
Gross increases for tax positions of prior years	—
Gross decreases for tax positions of prior years	—
Gross increases for tax positions of current year	—
Settlements	—
Lapse of statute of limitations	—

Unrecognized tax detriment balance at December 31, 2010	$184,000

The unrecognized tax detriment liability is reviewed annually and adjusted as events occur that affect potential liabilities for additional taxes, such as lapsing of applicable statutes of limitations, proposed assessments by tax authorities, negotiations between tax authorities, identification of new issues, and issuance of new legislation, regulations or case law. Management believes that adequate amounts of tax and related interest, if any, have been provided for any adjustments that may result from these examinations of uncertain tax positions. The Company does not expect this liability to change significantly over the next year.

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated and determined that no events have occurred subsequent to the balance sheet date and through April 12, 2011, the date of issuance of these financial statements, which would require recording or disclosure in its financial statements.